Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated February 26, 2013 with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012, and internal control over financial reporting as of December 31, 2012 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) for 2012.

We also consent to the incorporation by reference in the following Registration Statements:

(1)      Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)      Registration Statement (Form F-10 No. 333-185157) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated February 26, 2013, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012, and internal control over financial reporting as of December 31, 2012 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) of TransAlta Corporation for the year ended December 31, 2012.

signed “Ernst & Young LLP”

Calgary, Alberta	Chartered Accountants
February 26, 2013